Exhibit 3.1


ROSS MILLER
Secretary of State
254 Norht Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 684 5708
Website: www.nvsos.gov


Certificate of Amendment
(Pursuant to NRS 78.380 and 78.390)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is amended to read: "Name of Corporation:
DATAMILL MEDIA CORP.".

Article 3 is amended to read: Number of Shares with par value:
150,000,000 shares, $.001 par value

Article 4 is amended to read: "Names and addresses of Board of Directors:
Vincent Beatty, 7731 S. Woodridge Dr., Parkland, FL 33067
Ned Barnett, 8379 W. Sunset Rd. #215, Las Vegas, NV 89113

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 10,135,000 Shares

4. Effective date of filing (optional):
                  (must be no later than 90 days after the certificate is filed)


5. Officer Signature (Required)  /s/ Vincent Beatty
                                ------------------------------
* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
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ROSS MILLER
Secretary of State
254 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(776) 684 5708
Website: www.nvsos.gov


CERTIFICATE OF CHANGE PURSUANT
      TO NRS 78.209
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.   Name of corporation:

     SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

     60,000,000 $.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     150,000,000 $.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     One (1) New Share for each One Hundred (100) existing Shares

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     Fractional Shares to be rounded up to next whole Share

7.   Effective date of filing (optional):
                 (must not be later than 90 days after the certificate is filed)

8.   Signature: (required)

     X /s/ Vincent Beatty                                      President
     Signature of Officer                                         Title


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.